As filed with the Securities and Exchange Commission on March 28, 2003

                                         Registration No.  ___- __________
     =================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------
                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------


                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                       13-3668641
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                       IM LANGACHER, P.O. BOX MT-100
                             CH 8606 GREIFENSEE
                                SWITZERLAND
                  (Address of principal executive offices)

     METTLER-TOLEDO, INC. DEFINED CONTRIBUTION RETIREMENT SAVINGS PLAN
                          (Full title of the plan)



                                DENNIS BRAUN
                          CHIEF FINANCIAL OFFICER
                     METTLER-TOLEDO INTERNATIONAL INC.
                       IM LANGACHER, P.O. BOX MT-100
                             CH 8606 GREIFENSEE
                                SWITZERLAND
                  (Name and address of agent for service)


                              011 411 944 2211
       (Telephone number, including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE

========================================== ================== ================== =================== =====================
                                             Amount To Be      Proposed Maximum   Proposed Maximum
           Title of Securities              Registered (1)      Offering Price        Aggregate            Amount of
         To Be Registered (1)(2)                (2)(3)           Per Share (4)      Offering Price      Registration Fee
------------------------------------------ ------------------ ------------------ ------------------- ---------------------
Common Stock, par value $.01 per share      100,000 shares          $31.00          $3,100,000.00          $250.79
========================================== ================== ================== =================== =====================

(1) Consists of up to 100,000 shares of Mettler-Toledo International Inc.'s common stock, par value $.01 per share, purchased on the open market from time to time at market prices for participants in the Mettler-Toledo, Inc. Defined Contribution Retirement Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to such plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

(2)  Includes   preferred  stock  purchase  rights  which,   prior  to  the
     occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(3) Includes such additional number of shares as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of Mettler-Toledo International Inc.'s common stock, par value $.01 per share, as reported by the New York Stock Exchange on March 24, 2003.



EXPLANATORY NOTE

     This Form S-8 registration statement relates to 100,000 shares of common stock of Mettler-Toledo International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), which may be offered under the Mettler-Toledo, Inc. Defined Contribution Retirement Savings Plan (the "Plan"), and an indeterminate amount of interests to be offered pursuant to the Plan.

                                   PART I

     The documents containing information specified by Part I of this registration statement will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update this registration statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 14, 2003;

(b) The description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the registration statement on Form 8-A filed with the SEC on December 16, 1997, which incorporates by reference the description of the Common Stock contained in the registration statement on Form S-1 (No. 333-35597) (originally filed on September 15, 1997), as amended, including any amendment or report filed for the purpose of updating such description.

(c) The description of the preferred stock purchase rights that relate to the Common Stock contained in the registration statement on Form 8-A filed on August 27, 2002, as amended by the registration statement on Form 8-A/A filed on August 29, 2002.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Not applicable.

     Item 6. Indemnification of Directors and Officers

     The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company or his serving at the request of the Company as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's Amended By-Laws provide for indemnification by the Company of its directors and officers to the full extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     Pursuant to specific authority granted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of Incorporation contains the following provision regarding indemnification of directors:

     "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

     The  Amended  By-laws  contain  the  following   provision   regarding
indemnification of directors and officers:

     "The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     The Company has entered into agreements to provide indemnification for its directors and certain officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended By-Laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

     Item 7. Exemption from Registration Claimed

             Not applicable.

     Item 8. Exhibits

EXHIBIT NO.              DESCRIPTION OF EXHIBIT

4.1 Specimen Form of the Company's Common Stock Certificate (filed as Exhibit 4.3 to the Company's registration statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 26, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes, as Exhibit A thereto, the Certificate of Designation, as Exhibit B thereto, the Form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4 to the Company's registration statement on Form 8-A/A filed on August 29, 2002 and incorporated by reference herein).

4.3 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.4 Amended By-Laws of the Company (filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2002 and incorporated by reference herein).

4.5*         Mettler-Toledo, Inc. Retirement Savings Plan.

23.1*        Consent of PricewaterhouseCoopers AG.

24.1 Power of Attorney (included on the signature page included in this Part II).

______________________
*   filed herewith

     The Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


     Item 9. Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greifensee, Switzerland on February 6, 2003.

                                     Mettler-Toledo International Inc.

                                     By: /s/ Dennis Braun
                                        -------------------------------
                                        Dennis Braun
                                        Chief Financial Officer



                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Mettler-Toledo International Inc., a Delaware corporation, hereby constitute and appoint Robert F. Spoerry, Dennis Braun and James T. Bellerjeau, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                  Date

                                         Chairman of the Board, President and
/s/ Robert F. Spoerry                    Chief Executive Officer                          February 6, 2003
----------------------------             (principal executive officer)
    Robert F. Spoerry


/s/ Dennis Braun                         Chief Financial Officer                          February 6, 2003
----------------------------             (principal financial and accounting
    Dennis Braun                         officer)


/s/ Phillip Caldwell                     Director                                         February 6, 2003
----------------------------
    Phillip Caldwell


/s/ John T. Dickson                      Director                                         February 6, 2003
----------------------------
    John T. Dickson


/s/ Philip H. Geier                      Director                                         February 6, 2003
----------------------------
    Philip H. Geier


/s/ Reginal H. Jones                     Director                                         February 6, 2003
----------------------------
    Reginal H. Jones


/s/ Hans Ulrich Maerki                   Director                                         February 6, 2003
----------------------------
    Hans Ulrich Maerki


/s/ John D. Macomber                     Director                                         February 6, 2003
----------------------------
    John D. Macomber


/s/ George M. Milne                      Director                                         February 6, 2003
----------------------------
    George M. Milne


/s/ Thomas P. Salice                     Director                                         February 6, 2003
----------------------------
    Thomas P. Salice



                               PLAN SIGNATURE

     Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 14th day of February, 2003.

                                     METTLER-TOLEDO, INC. DEFINED CONTRIBUTION
                                     RETIREMENT SAVINGS PLAN


                                     By /s/ Timothy J. Marker
                                        -------------------------------
                                        Timothy J. Marker
                                        Vice President, Human Resources




                             Index to Exhibits

EXHIBIT NO.                DESCRIPTION OF EXHIBIT

4.1 Specimen Form of the Company's Common Stock Certificate (filed as Exhibit 4.3 to the Company's registration statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 26, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes, as Exhibit A thereto, the Certificate of Designation, as Exhibit B thereto, the Form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4 to the Company's registration statement on Form 8-A/A filed on August 29, 2002 and incorporated by reference herein).

4.3 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.4 Amended By-Laws of the Company (filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2002 and incorporated by reference herein).

4.5*             Mettler-Toledo,   Inc.  Defined  Contribution   Retirement
                 Savings Plan.

23.1*            Consent of PricewaterhouseCoopers AG.

24.1 Power of Attorney (included on the signature page included in this Part II).

______________________
*   filed herewith